PROSPECTUS Dated June 11, 2002                     Pricing Supplement No. 17 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-83616
Dated June 11, 2002                                      Dated October 23, 2002
                                                                 Rule 424(b)(3)

                                  $140,000,000

                                 Morgan Stanley

                          MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes

                            -----------------------

                         MPS(SM) due December 30, 2008
                         Linked to the S&P 500(R) Index

       Market Participation Securities with Minimum Return Protection(SM)

                                  ("MPS(SM)")

Unlike ordinary debt securities, the MPS do not pay interest. Instead, at maturity you will receive for each $10 principal amount of MPS, the index-linked payment amount, which is equal to $10 multiplied by the product of the quarterly performance amounts of the S&P 500(R) Index over the term of the MPS, as described in this pricing supplement. In no event, however, will the payment at maturity be less than $11.30, which we refer to as the minimum payment amount. The minimum payment amount (113% of the issue price) represents a yield to maturity of 2% per annum on each $10 principal amount of MPS.

o    The principal amount and issue price of each MPS is $10.

o    We will not pay interest on the MPS.

o    The minimum payment amount for each MPS at maturity is $11.30.

o At maturity, you will receive for each MPS, the index-linked payment amount equal to $10 multiplied by the product of the quarterly performance amounts of the S&P 500 Index for each of the 25 quarterly valuation periods during the term of the MPS. However, if the index-linked payment amount is less than the minimum payment amount of $11.30, you will receive the minimum payment amount for each MPS.

     o The quarterly performance amount in each quarterly valuation period is equal to (i) the closing value of the S&P 500 Index at the end of that quarterly valuation period divided by (ii) the closing value of the S&P 500 Index at the beginning of that quarterly valuation period, subject to a maximum quarterly performance amount of 1.10.

     o The maximum quarterly performance amount is equivalent to a return of the S&P 500 Index of 10% in that quarter. As a result of the maximum quarterly performance amount, the maximum amount payable at maturity for each MPS is $108.35.

o Investing in the MPS is not equivalent to investing in the S&P 500 Index or its component stocks.

o The MPS have been approved for listing on the American Stock Exchange LLC, subject to official notice of issuance. The AMEX listing symbol for the MPS is "MRP."

You should read the more detailed description of the MPS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of MPS."

The MPS involve risks not associated with an investment in ordinary debt securities. See "Risk Factors" beginning on PS-10.

                            -----------------------
                               PRICE $10 PER MPS
                            -----------------------

                                         Price to       Agent's     Proceeds to
                                          Public      Commissions     Company
                                       ------------   -----------   ------------
Per MPS...............................      $10          $.375         $9.625
Total................................. $140,000,000   $5,250,000    $134,750,000

If you purchase at least 100,000 MPS in any single transaction and you comply with the holding period requirement described under "Supplemental Information Concerning Plan of Distribution" in this pricing supplement, the price will be $9.80 per MPS (98% of the issue price). In that case, the Agent's commissions will be $.175 per MPS.

                                 MORGAN STANLEY

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the MPS we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The MPS are medium-term debt securities of Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.). The return on the MPS is linked to the performance of the S&P 500 Index. These MPS combine features of debt and equity by offering at maturity repayment of the issue price, a minimum return and the opportunity to participate in the appreciation of the underlying S&P 500 Index as measured by the index-linked payment amount.

     "Market Participation Securities with Minimum Return Protection" and "MPS" are our service marks. "Standard and Poor's(R)," "S&P(R)" and "S&P 500(R)" are trademarks of Standard & Poor's Corporation and have been licensed for use by Morgan Stanley.

Each MPS costs $10            We, Morgan Stanley, are offering Market
                              Participation Securities with Minimum Return
                              Protection(SM) due December 30, 2008 Linked to the S&P 500 Index, which we refer to as the MPS(SM). The principal amount and issue price of each MPS is $10.

Payment at maturity           Unlike ordinary debt securities, the MPS do not
linked to S&P 500 Index       pay interest. Instead, at maturity, you will
with minimum return           receive for each $10 principal amount of MPS, $10
protection                    multiplied by the product of the quarterly
                              performance amounts of the S&P 500 Index over the term of the MPS, as described below. In no event, however, will the payment at maturity be less than $11.30, the minimum payment amount.

                                           113% Minimum Repayment

                              The minimum payment amount of $11.30 (113% of the issue price) represents a yield to maturity of 2% per annum on each $10 principal amount of MPS.

                               Payment at Maturity Linked to the S&P 500 Index

                              If the product of $10 multiplied by the product of the quarterly performance amounts of the S&P 500 Index over the term of the MPS, which we refer to as the index-linked payment amount, is greater than $11.30, you will receive the index-linked payment amount for each $10 principal amount of MPS.

How the payment at            The payment at maturity of the MPS will be
maturity is determined        determined by the calculation agent for the MPS
                              as follows:

                              o First, determine the quarterly performance amount for each quarterly valuation period, which may be no greater than the maximum quarterly performance amount of 1.10.

                              o Second, determine the index-linked payment amount by multiplying $10 by the product of each of the quarterly performance amounts.

                              o Last, if the index-linked payment amount is less than $11.30 (the minimum payment amount), you will receive the minimum payment amount for each MPS. If the index-linked payment amount is greater than the minimum payment amount, you will receive the index-linked payment amount for each MPS.

                              To determine the quarterly performance amount in any quarterly valuation period, the calculation agent will divide the level of the S&P 500 Index on the last day of the quarterly valuation period by the level of the S&P 500 Index on the first day of the quarterly valuation period. However, in no event will the quarterly performance amount exceed 1.10 (or, measured in percentage terms, a 10% increase in the S&P 500 Index) in any quarterly valuation period, and as a consequence, you will not participate in any quarterly increase in the level of the S&P 500 Index to the extent that increase exceeds 10%.

                              Each quarterly valuation period will begin on a period valuation date and end on the immediately subsequent period valuation date, except that the first quarterly valuation period will begin on October 23, 2002, the day we offered the MPS for initial sale to the public. The S&P 500 Index value for the first quarterly valuation date is 896.14, the closing value of the S&P 500 Index on October 23, 2002.

                              The period valuation dates are the 30th of each March, June, September and December, beginning December 2002 through September 2008, and the final quarterly valuation date is December 28, 2008, in each case subject to adjustment as described in the section of this pricing supplement called "Description of MPS--Period Valuation Dates."

The index-linked              Because your participation in quarterly increases
payment amount may be         in the value of the S&P 500 Index is limited by
less than the simple price    the maximum quarterly performance amount of 1.10,
return of the S&P 500         or 10% per quarter, the return on your investment
Index                         in the MPS at maturity may be less than the
                              return you would have received if you had invested $10 in the S&P 500 Index for the entire term of the MPS, which we refer to as the simple index price return. The amount of the discrepancy, if any, between the index-linked payment amount and simple index price return will depend on how often and by how much any quarterly performance amounts exceed 1.10 , or 10%, during the 25 quarterly valuation periods over the term of the MPS.

                              Conversely, if the simple index price return over the term of the MPS is less than $11.30, the minimum payment amount of $11.30 per MPS will provide a higher return on your $10 investment than would an equal investment linked directly to the S&P 500 Index.

                              Please review the examples beginning on PS-6, under "Hypothetical Payouts on the MPS," which explain in more detail how the index-linked payment amount is calculated and how the return on your investment in the MPS may be more or less than the simple index price return.

                              You can review the historical values of the S&P 500 Index for each calendar quarter in the period from January 1, 1997 through September 30, 2002 and on October 23, 2002 in the section of this pricing supplement called "Description of MPS--Historical Information." You should also review the historical quarterly performance amounts for the S&P 500 Index as calculated for each calendar quarter in the period from January 1, 1970 through September 30, 2002 in Annex A to this pricing supplement. The payment of dividends on the stocks that underlie the S&P 500 Index is not reflected in the level of the S&P 500 Index and, therefore, has no effect on the calculation of the payment at maturity.

MS & Co. will be the          We have appointed our affiliate, Morgan Stanley &
calculation agent             Co. Incorporated, which we refer to as MS & Co.,
                              to act as calculation agent for JPMorgan Chase
                              Bank, the trustee for our senior notes. As calculation agent, MS & Co. will determine the index-linked payment amount and the quarterly performance amounts.

The MPS will be treated       The MPS will be treated as "contingent payment
as contingent payment         debt instruments" for U.S. federal income tax
debt instruments for          purposes, as described in the section of this
U.S. federal income tax       pricing supplement called "Description of
purposes                      MPS--United States Federal Income Taxation."
                              Under this treatment, if you are a U.S. taxable investor, you will be subject to annual income tax based on the comparable yield of the MPS even though you will not receive any stated interest payments on the MPS. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the MPS generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of MPS--United States Federal
                              Income Taxation" and the section called "United
                              States Federal Taxation--Notes--Notes Linked to
                              Commodity Prices, Single Securities, Baskets of
                              Securities or Indices" in the accompanying prospectus supplement.

                              You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the MPS.

Where you can find            The MPS are senior notes issued as part of our
more information on           Series C medium-term note program. You can find a
the MPS                       general description of our Series C medium-term
                              note program in the accompanying prospectus supplement dated June 11, 2002. We describe the basic features of this type of note in the sections of the prospectus supplement called
                              "Description of Notes--Fixed Rate Notes" and
                              "--Notes Linked to Commodity Prices, Single
                              Securities, Baskets of Securities or Indices."

                              Because this is a summary, it does not contain all the information that may be important to you. For a detailed description of the terms of the MPS, you should read the "Description of MPS"
                              section in this pricing supplement. You should also read about some of the risks involved in investing in MPS in the section called "Risk Factors." The tax treatment of investments in index-linked notes such as MPS differs from that of investments in ordinary debt securities. See the section of this pricing supplement called "Description of MPS--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the MPS.

How to reach us               You may contact your local Morgan Stanley branch
                              office or our principal executive offices at 1585
                              Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                        HYPOTHETICAL PAYOUTS ON THE MPS

     The Index-linked Payment Amount is based on the closing value of the S&P 500 Index on the Period Valuation Dates for each Quarterly Valuation Period. Because the value of the S&P 500 Index may be subject to significant fluctuations over the term of the MPS, it is not possible to present a chart or table illustrating a complete range of possible payouts at maturity. The examples of the hypothetical payout calculations that follow are intended to illustrate the effect of general trends in the closing value of the S&P 500 Index on the amount payable to you at maturity. However, the S&P 500 Index may not appreciate or depreciate over the term of the MPS in accordance with any of the trends depicted by the hypothetical examples below, and the size and frequency of any fluctuations in the value of the S&P 500 Index over the term of the MPS, which we refer to as the volatility of the S&P 500 Index, may be significantly different than the volatility of the S&P 500 Index implied by any of the examples.

     The Index-linked Payment Amount for each of the examples below is calculated using the following formula:

        Index-linked Payment     =   $10 x (Product of the Quarterly Performance Amounts)
             Amount

             where,

                                                   S&P 500 Index value at end of
                                                     Quarterly Valuation Period
        Quarterly Performance    =   lesser of  -------------------------------------  and 1.10
             Amount                                S&P 500 Index value at start of
                                                     Quarterly Valuation Period

     Beginning on PS-8, we have provided examples of the hypothetical payouts on the MPS. Below is a simplified example to illustrate how the Index-linked Payment Amount is calculated. For purposes of the following illustration, assume a hypothetical MPS with four Quarterly Valuation Periods and an index with an initial value of 100.

     If the index closing value at the end of each Quarterly Valuation Period is 103.36, 103.07, 114.77 and 103.21, respectively, the Quarterly Performance Amount for each of the Quarterly Valuation Periods would be as follows:

                     Index Value             Index Value                                         Quarterly
                at start of Quarterly    at end of Quarterly                        Index       Performance
   Quarter         Valuation Period       Valuation Period                       Performance      Amount
-------------   ---------------------    -------------------                     -----------    -----------
                                                                  103.36
 1st Quarter            100.00                 103.36           ----------   =     1.03360        1.03360
                                                                  100.00

                                                                  103.07
 2nd Quarter            103.36                 103.07           ----------   =     .99719         .99719
                                                                  103.36

                                                                                                               (lesser of
 3d Quarter             103.07                 114.77             114.77     =     1.11351         1.10       1.11351 and
                                                                ----------                                       1.10)
                                                                  103.07

                                                                  103.21
 4th Quarter            114.77                 103.21           ----------   =     .89928         .89928
                                                                  114.77

The Index-linked Payment Amount equals $10 times the product of the Quarterly Performance Amounts. Based on the Quarterly Performance Amounts in the above example, the Index-linked Payment Amount would be calculated as follows:

     $10  x  (1.03360  x  .99719  x  1.10  x  .89928)  =  $10.19572

Because the Quarterly Performance Amount for the Quarterly Valuation Period ending in the third quarter was limited to 1.10, the return of the Index-linked Payment Amount as a percentage of the Issue Price is less than the simple return of the Index. The Index-linked Payment Amount of $10.19572 represents an increase of 1.9572% above the issue price of the MPS. This increase is less than the Simple Index Price Return of $10.32100, which represents an increase of 3.2100% above a hypothetical $10 investment linked directly to the index, based only on the initial and final values of the index over the four Quarterly Valuation Periods.

                                         103.21
      Simple Index Price Return   =  -------------   x    $10    =    $10.321
                                         100.00

                      *                *                 *

The examples beginning on PS-8 are based on 25 Quarterly Valuation Periods and on the following hypothetical terms:

o    Issue Price per MPS: $10.00

o    Minimum Payment Amount: $11.30

o    S&P 500 Index Value on the first Period Opening Date: 100.00

o Maximum Quarterly Performance Amount: 1.10 (equivalent to a quarterly return of the S&P 500 Index of 10%).

     As you review the examples, please note that although the maximum Quarterly Performance Amount for any quarter is 1.10 (equivalent to a quarterly return of the S&P 500 Index of 10%), in measuring the index performance for the subsequent quarter we will use the actual value of the S&P 500 Index on the Period Opening Date for that subsequent quarter rather than the index value that would have resulted from an increase of 10% in the level of the S&P 500 Index during the previous quarter. For example, in Example 2, the S&P 500 Index increases from 107 to 119 for the period beginning March 30, 2003 and ending June 30, 2003, resulting in an S&P 500 Index performance of 1.11215 (equivalent to an increase in the S&P 500 Index of 11.215% in that quarter) and a Quarterly Performance Amount of 1.10. Consequently, in the subsequent quarter the S&P 500 Index performance is measured using 119 as the starting value of the S&P 500 Index for that subsequent quarter rather than 117.70, the index value that would have resulted from an increase of 10% in the level of the S&P 500 Index during the previous quarter.

     Quarters which resulted in an increase in the level of the S&P 500 Index of 10% or greater are indicated in bold typeface below.

----------------------------------------------------------------------------------------------------
                                          Example 1
                                          Hypothetical Ending   S&P 500 Index        MPS Quarterly
    Period Start          Period End          Index Value        Performance      Performance Amount
October 24, 2002        December 30, 2002         103              1.03000              1.03000
December 30, 2002          March 30, 2003         105              1.01942              1.01942
March 30, 2003              June 30, 2003         114              1.08571              1.08571
June 30, 2003          September 30, 2003         110              0.96491              0.96491
September 30, 2003      December 30, 2003         118              1.07273              1.07273
December 30, 2003          March 30, 2004         126              1.06780              1.06780
March 30, 2004              June 30, 2004         123              0.97619              0.97619
June 30, 2004          September 30, 2004         128              1.04065              1.04065
September 30, 2004      December 30, 2004         134              1.04688              1.04688
December 30, 2004          March 30, 2005         133              0.99254              0.99254
March 30, 2005              June 30, 2005         135              1.01504              1.01504
June 30, 2005          September 30, 2005         143              1.05926              1.05926
September 30, 2005      December 30, 2005         135              0.94406              0.94406
December 30, 2005          March 30, 2006         142              1.05185              1.05185
March 30, 2006              June 30, 2006         150              1.05634              1.05634
June 30, 2006          September 30, 2006         154              1.02667              1.02667
September 30, 2006      December 30, 2006         166              1.07792              1.07792
December 30, 2006          March 30, 2007         161              0.96988              0.96988
March 30, 2007              June 30, 2007         170              1.05590              1.05590
June 30, 2007          September 30, 2007         177              1.04118              1.04118
September 30, 2007      December 30, 2007         173              0.97740              0.97740
December 30, 2007          March 30, 2008         184              1.06358              1.06358
March 30, 2008              June 30, 2008         192              1.04348              1.04348
June 30, 2008          September 30, 2008         195              1.01563              1.01563
September 30, 2008      December 30, 2008         200              1.02564              1.02564
                                          ----------------------------------------------------------
                                                      Simple Index Price Return:         $20.00

                                                MPS Index-linked Payment Amount:         $20.00

                                                         Minimum Payment Amount:         $11.30

                                                 MPS Maturity Redemption Amount:         $20.00
                                          ----------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                          Example 2
                                          Hypothetical Ending   S&P 500 Index       MPS Quarterly
    Period Start          Period End          Index Value        Performance      Performance Amount
October 24, 2002        December 30, 2002         104              1.04000             1.04000
December 30, 2002          March 30, 2003         107              1.02885             1.02885
March 30, 2003              June 30, 2003         119              1.11215             1.10000
June 30, 2003          September 30, 2003         108              0.90756             0.90756
September 30, 2003      December 30, 2003         118              1.09259             1.09259
December 30, 2003          March 30, 2004         126              1.06780             1.06780
March 30, 2004              June 30, 2004         124              0.98413             0.98413
June 30, 2004          September 30, 2004         130              1.04839             1.04839
September 30, 2004      December 30, 2004         125              0.96154             0.96154
December 30, 2004          March 30, 2005         131              1.04800             1.04800
March 30, 2005              June 30, 2005         136              1.03817             1.03817
June 30, 2005          September 30, 2005         161              1.18382             1.10000
September 30, 2005      December 30, 2005         136              0.84472             0.84472
December 30, 2005          March 30, 2006         130              0.95588             0.95588
March 30, 2006              June 30, 2006         147              1.13077             1.10000
June 30, 2006          September 30, 2006         156              1.06122             1.06122
September 30, 2006      December 30, 2006         175              1.12179             1.10000
December 30, 2006          March 30, 2007         163              0.93143             0.93143
March 30, 2007              June 30, 2007         165              1.01227             1.01227
June 30, 2007          September 30, 2007         180              1.09091             1.09091
September 30, 2007      December 30, 2007         175              0.97222             0.97222
December 30, 2007          March 30, 2008         181              1.03429             1.03429
March 30, 2008              June 30, 2008         189              1.04420             1.04420
June 30, 2008          September 30, 2008         195              1.03175             1.03175
September 30, 2008      December 30, 2008         200              1.02564             1.02564
                                          ----------------------------------------------------------
                                                      Simple Index Price Return:        $20.00

                                                MPS Index-linked Payment Amount:        $17.53

                                                         Minimum Payment Amount:        $11.30

                                                 MPS Maturity Redemption Amount:        $17.53
                                          ----------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                          Example 3
                                          Hypothetical Ending    S&P 500 Index       MPS Quarterly
    Period Start          Period End          Index Value         Performance     Performance Amount
October 24, 2002        December 30, 2002         105               1.05000             1.05000
December 30, 2002          March 30, 2003         111               1.05714             1.05714
March 30, 2003              June 30, 2003         135               1.21622             1.10000
June 30, 2003          September 30, 2003         125               0.92593             0.92593
September 30, 2003      December 30, 2003         133               1.06400             1.06400
December 30, 2003          March 30, 2004         157               1.18045             1.10000
March 30, 2004              June 30, 2004         145               0.92357             0.92357
June 30, 2004          September 30, 2004         142               0.97931             0.97931
September 30, 2004      December 30, 2004         136               0.95775             0.95775
December 30, 2004          March 30, 2005         159               1.16912             1.10000
March 30, 2005              June 30, 2005         165               1.03774             1.03774
June 30, 2005          September 30, 2005         188               1.13939             1.10000
September 30, 2005      December 30, 2005         165               0.87766             0.87766
December 30, 2005          March 30, 2006         158               0.95758             0.95758
March 30, 2006              June 30, 2006         151               0.95570             0.95570
June 30, 2006          September 30, 2006         161               1.06623             1.06623
September 30, 2006      December 30, 2006         188               1.16770             1.10000
December 30, 2006          March 30, 2007         212               1.12766             1.10000
March 30, 2007              June 30, 2007         183               0.86321             0.86321
June 30, 2007          September 30, 2007         177               0.96721             0.96721
September 30, 2007      December 30, 2007         207               1.16949             1.10000
December 30, 2007          March 30, 2008         188               0.90821             0.90821
March 30, 2008              June 30, 2008         218               1.15957             1.10000
June 30, 2008          September 30, 2008         195               0.89450             0.89450
September 30, 2008      December 30, 2008         200               1.02564             1.02564
                                          ----------------------------------------------------------
                                                        Simple Index Price Return:       $20.00

                                                  MPS Index-linked Payment Amount:       $12.55

                                                           Minimum Payment Amount:       $11.30

                                                   MPS Maturity Redemption Amount:       $12.55
                                          ----------------------------------------------------------

     In Examples 1, 2 and 3, the value of the S&P 500 Index increases 100% over the term of the MPS and ends above the initial value of 100. However, each example produces a different Maturity Redemption Amount because the hypothetical performance of the S&P 500 Index over the term of the MPS is different in each example.

o In Example 1, the Quarterly Performance Amount never exceeds the 10% maximum Quarterly Performance Amount of 1.10, and consequently, the Index-linked Payment Amount of $20.00 equals the Simple Index Price Return of $20.00. The amount payable at maturity is the Index-linked Payment Amount of $20.00, representing a 100% increase above the issue price.

o In Example 2, the value of the S&P 500 Index increases more than 10% in the quarters ending June 30, 2003, September 30, 2005, June 30, 2006 and December 30, 2006, and the Quarterly Performance Amounts for each of those periods is limited to the maximum of 1.10. Any significant decrease in the value of the S&P 500 Index (see, for example, the quarter ending December 30, 2005) is not subject to a corresponding limit. Consequently, the Index-linked Payment Amount of $17.53 is less than the Simple Index Price Return of $20.00. Therefore, although the S&P 500 Index increases 100% over the term of the MPS, the amount payable at maturity of the MPS is the Index-linked Payment Amount of $17.53, representing a 75.3% increase above the issue price.

o In Example 3, the value of the S&P 500 Index increases more than 10% in the quarters ending June 30, 2003, March 30, 2004, March 30, 2005, September 30, 2005, December 30, 2006, March 30, 2007, December 30, 2007
     and June 30, 2008, and the Quarterly Performance Amounts for each of those periods is limited to the maximum of 1.10. Any significant decrease in the value of the S&P 500 Index (see, for example, the quarters ending December 30, 2005, June 30, 2007 and September 30, 2008) is not subject to a corresponding limit. Consequently, the Index-linked Payment Amount of $12.55 is less than the Simple Index Price Return of $20.00. Therefore, although the S&P 500 Index increases 100% over the term of the MPS, the amount payable at maturity of the MPS is the Index-linked Payment Amount of $12.55, representing a 25.5% increase above the issue price.

----------------------------------------------------------------------------------------------------
                                          Example 4
                                          Hypothetical Ending   S&P 500 Index        MPS Quarterly
    Period Start          Period End          Index Value        Performance      Performance Amount
October 24, 2002        December 30, 2002         105              1.05000              1.05000
December 30, 2002          March 30, 2003          98              0.93333              0.93333
March 30, 2003              June 30, 2003          93              0.94898              0.94898
June 30, 2003          September 30, 2003          96              1.03226              1.03226
September 30, 2003      December 30, 2003          90              0.93750              0.93750
December 30, 2003          March 30, 2004          87              0.96667              0.96667
March 30, 2004              June 30, 2004          88              1.01149              1.01149
June 30, 2004          September 30, 2004          90              1.02273              1.02273
September 30, 2004      December 30, 2004          87              0.96667              0.96667
December 30, 2004          March 30, 2005          80              0.91954              0.91954
March 30, 2005              June 30, 2005          81              1.01250              1.01250
June 30, 2005          September 30, 2005          77              0.95062              0.95062
September 30, 2005      December 30, 2005          78              1.01299              1.01299
December 30, 2005          March 30, 2006          75              0.96154              0.96154
March 30, 2006              June 30, 2006          82              1.09333              1.09333
June 30, 2006          September 30, 2006          80              0.97561              0.97561
September 30, 2006      December 30, 2006          82              1.02500              1.02500
December 30, 2006          March 30, 2007          90              1.09756              1.09756
March 30, 2007              June 30, 2007          87              0.96667              0.96667
June 30, 2007          September 30, 2007          85              0.97701              0.97701
September 30, 2007      December 30, 2007          81              0.95294              0.95294
December 30, 2007          March 30, 2008          80              0.98765              0.98765
March 30, 2008              June 30, 2008          78              0.97500              0.97500
June 30, 2008          September 30, 2008          78              1.00000              1.00000
September 30, 2008      December 30, 2008          85              1.08974              1.08974
                                          ----------------------------------------------------------
                                                      Simple Index Price Return:          $8.50

                                                MPS Index-linked Payment Amount:          $8.50

                                                         Minimum Payment Amount:         $11.30

                                                 MPS Maturity Redemption Amount:         $11.30
                                          ----------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                          Example 5
                                          Hypothetical Ending   S&P 500 Index       MPS Quarterly
    Period Start          Period End          Index Value        Performance      Performance Amount
October 24, 2002        December 30, 2002         102              1.02000             1.02000
December 30, 2002          March 30, 2003         110              1.07843             1.07843
March 30, 2003              June 30, 2003         113              1.02727             1.02727
June 30, 2003          September 30, 2003         132              1.16814             1.10000
September 30, 2003      December 30, 2003         141              1.06818             1.06818
December 30, 2003          March 30, 2004         145              1.02837             1.02837
March 30, 2004              June 30, 2004         164              1.13103             1.10000
June 30, 2004          September 30, 2004         163              0.99390             0.99390
September 30, 2004      December 30, 2004         152              0.93252             0.93252
December 30, 2004          March 30, 2005         183              1.20395             1.10000
March 30, 2005              June 30, 2005         192              1.04918             1.04918
June 30, 2005          September 30, 2005         205              1.06771             1.06771
September 30, 2005      December 30, 2005         191              0.93171             0.93171
December 30, 2005          March 30, 2006         219              1.14660             1.10000
March 30, 2006              June 30, 2006         223              1.01826             1.01826
June 30, 2006          September 30, 2006         217              0.97309             0.97309
September 30, 2006      December 30, 2006         214              0.98618             0.98618
December 30, 2006          March 30, 2007         197              0.92056             0.92056
March 30, 2007              June 30, 2007         173              0.87817             0.87817
June 30, 2007          September 30, 2007         183              1.05780             1.05780
September 30, 2007      December 30, 2007         155              0.84699             0.84699
December 30, 2007          March 30, 2008         171              1.10323             1.10000
March 30, 2008              June 30, 2008         171              1.00000             1.00000
June 30, 2008          September 30, 2008         148              0.86550             0.86550
September 30, 2008      December 30, 2008         122              0.82432             0.82432
                                          ----------------------------------------------------------
                                                       Simple Index Price Return:       $12.20

                                                 MPS Index-linked Payment Amount:        $9.76

                                                          Minimum Payment Amount:       $11.30

                                                  MPS Maturity Redemption Amount:       $11.30
                                          ----------------------------------------------------------

     In Example 4, the value of the S&P 500 Index decreases over the term of the MPS and ends below the initial value of 100. The Quarterly Performance Amounts never exceed the 10% maximum Quarterly Performance Amount, and consequently, the Index-linked Payment Amount of $8.50 equals the Simple Index Price Return of $8.50. Although the S&P 500 Index decreases 15% over the term of the MPS, the amount payable at maturity of the MPS is the Minimum Payment Amount of $11.30, representing a 13% increase above the issue price.

                  *                    *                   *

     In Example 5, the value of the S&P 500 Index increases over the term of the MPS and ends above the initial value of 100. The value of the S&P 500 Index increases more than 10% in the quarters ending September 30, 2003, June 30, 2004, March 30, 2005, March 30, 2006 and March 30, 2008, and the Quarterly Performance Amounts for each of those periods is limited to the maximum of
1.10. Any significant decrease in the value of the S&P 500 Index (see, for example, the quarters ending June 30, 2007, December 30, 2007, September 30, 2008 and December 30, 2008) is not subject to a corresponding limit. Consequently, the Index-linked Payment Amount of $9.76 is less than the Simple Index Price Return of $12.20. Therefore, although the S&P 500 Index increases 22% over the term of the MPS, the amount payable at maturity of the MPS is the Minimum Payment Amount of $11.30, representing a 13% increase above the issue price.

                                  RISK FACTORS

       The MPS are not secured debt and, unlike ordinary debt securities, the MPS do not pay interest. Investing in the MPS is not equivalent to investing directly in the S&P 500 Index. This section describes the most significant risks relating to the MPS. You should carefully consider whether the MPS are suited to your particular circumstances before you decide to purchase them.

MPS do not pay interest       The terms of the MPS differ from those of
like ordinary debt            ordinary debt securities in that we will not pay
securities                    interest on the MPS. Because the index-linked
                              payment amount due at maturity may be no greater than the minimum payment amount of $11.30, representing an effective yield to maturity of 2% per annum on the issue price of each MPS, the return on your investment in the MPS may be less than the amount that would be paid on an ordinary debt security. The return of only the minimum payment amount at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time.

MPS may not                   There may be little or no secondary market for
be actively traded            the MPS. Although the MPS have been approved for
                              listing on the American Stock Exchange LLC, which we refer to as the AMEX, it is not possible to predict whether the MPS will trade in the secondary market. Even if there is a secondary market, it may not provide significant liquidity.
                              MS & Co. currently intends to act as a market maker for the MPS, but it is not required to do so.

Market price of the MPS       Several factors, many of which are beyond our
influenced by many            control, will influence the value of the MPS,
unpredictable factors         including:

                              o the value of the S&P 500 Index at any time and on each of the specific period valuation dates

                              o the volatility (frequency and magnitude of changes in value) of the S&P 500 Index

                              o    interest and yield rates in the market

                              o    economic, financial, political and
                                   regulatory or judicial events that affect the securities underlying the S&P 500 Index or stock markets generally and that may affect the value of the S&P 500 Index on the specific period valuation dates

                              o the time remaining to the maturity of the MPS

                              o the dividend rate on the stocks underlying the S&P 500 Index

                              o    our creditworthiness

                              Some or all of these factors will influence the price that you will receive if you sell your MPS prior to maturity. For example, you may have to sell your MPS at a substantial discount from the principal amount if market interest rates rise or if at the time of sale the index-linked payment amount calculated to that date is less than or equal to $10, indicating that the magnitude of the decreases in the value of the S&P 500 Index during previous quarterly valuation periods is greater than the increases in the value of the S&P 500 Index during previous quarterly valuation periods. Because of the compounding effect of previous quarterly performance amounts and the limited appreciation potential resulting from the maximum quarterly performance amount, the effect of several of these factors on the market price of the MPS, including the value of the S&P 500 Index at the time of any such sale and the volatility of the S&P 500 Index, will decrease over the term of the MPS.

                              You cannot predict the future performance and volatility of the S&P 500 Index based on its historical performance. We cannot guarantee that the quarterly performance of the S&P 500 Index will result in a index-linked payment amount in excess of the minimum payment amount.

Investing in the MPS is not   Because the index-linked payment amount is based
equivalent to investing in    on the compounded quarterly return of the S&P 500
the S&P 500 Index             Index on 25 period valuation dates during the
                              term of the MPS and your participation in quarterly increases is limited to 10%, it is possible for the return on your investment in the MPS (the effective yield to maturity) to be substantially less than the return of the S&P 500
                              Index over the term of the MPS. As demonstrated by Example 5 under "Hypothetical Payouts on the MPS" above, an investment in the MPS may not result in a gain in excess of the minimum payment amount even if S&P 500 Index has appreciated more than 13% over the term of the MPS. Additionally, because of the effect of the maximum quarterly performance amount as demonstrated by Examples 2 and 3 under "Hypothetical Payouts on the MPS" above, an investment in the MPS may result in a return at maturity that is less than the simple index price return. The amount of the discrepancy, if any, between the index-linked payment amount and simple index price return will depend on how often and by how much any quarterly performance amount exceeds 1.10, or 10%, during the 25 quarterly valuation periods over the term of the MPS.

                              The maximum quarterly performance amount will operate to limit your participation in the increase in the value of the S&P 500 Index during any quarterly valuation period to a maximum of 10%, while your exposure to any decline in the value of the S&P 500 Index during any quarterly valuation period will not be limited. It is possible that increases in the value of the S&P 500 Index during some quarterly valuation periods will be offset by declines in the value of the S&P 500 Index during other quarterly valuation periods during the term of the MPS. However, because of the limits on your participation in quarterly increases in the value of the S&P 500 Index resulting from the 10% maximum quarterly performance amount, it is possible that increases in the value of the S&P 500 Index that would otherwise offset declines in the value of the S&P 500 Index will not in fact do so. Consequently, as demonstrated in Example 5 above, it is possible that the index-linked payment amount may be less than $11.30 even if the S&P 500 Index increases more than 13% over the term of the MPS. In that case, you would receive the minimum payment amount, which represents a return on your investment that is less than the simple index price return on the S&P 500 Index.

                              You can review the historical values of the S&P 500 Index for each calendar quarter in the period from January 1, 1997 through September 30, 2002 and on October 23, 2002 in the section of this pricing supplement called "Description of MPS--Historical Information." You should also review the historical quarterly performance amounts for the S&P 500 Index as calculated for each calendar quarter in the period from January 1, 1970 through September 30, 2002 in Annex A to this pricing supplement.

Adjustments to the            Standard & Poor's Corporation, or S&P(R), is
S&P 500 Index could           responsible for calculating and maintaining the
adversely affect the          S&P 500 Index. S&P can add, delete or substitute
value of the MPS              the stocks underlying the S&P 500 Index or make
                              other methodological changes that could change the value of the S&P 500 Index. S&P may discontinue or suspend calculation or dissemination of the S&P 500 Index. Any of these actions could adversely affect the value of the MPS.

You have no                   As an owner of MPS, you will not have voting
shareholder rights            rights or rights to receive dividends or other
                              distributions or any other rights with respect to the stocks that underlie the S&P 500 Index.

Adverse economic interests    As calculation agent, our affiliate MS & Co. will
of the calculation agent      calculate the index-linked payment amount and the
and its affiliates may        quarterly performance amounts. We expect that MS
influence determinations      & Co. and other affiliates will carry out hedging
                              activities related to the MPS (and possibly to other instruments linked to the S&P 500 Index or its component stocks), including trading in the stocks underlying the S&P 500 Index as well as in other instruments related to the S&P 500 Index.
                              Any of these hedging activities could influence
                              MS & Co.'s determinations as calculation agent.
                              MS & Co. and some of our other subsidiaries also trade the stocks underlying the S&P 500 Index and other financial instruments related to the S&P
                              500 Index on a regular basis as part of their general broker-dealer businesses. Any of these trading activities could potentially affect the value of the S&P 500 Index and, accordingly, could affect the payout to you on the MPS.

Tax treatment                 You should also consider the tax consequences of
                              investing in the MPS. The MPS will be treated as "contingent payment debt instruments" for U.S.
                              federal income tax purposes, as described in the section of this pricing supplement called
                              "Description of MPS--United States Federal Income
                              Taxation." Under this treatment, if you are a U.S. taxable investor, you will be subject to annual income tax based on the comparable yield of the MPS even though you will not receive any stated interest payments on the MPS. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the MPS generally will be treated as ordinary income.
                              Please read carefully the section of this pricing supplement called "Description of MPS--United
                              States Federal Income Taxation" and the section called "United States Federal
                              Taxation--Notes--Notes Linked to Commodity
                              Prices, Single Securities, Baskets of Securities or Indices" in the accompanying prospectus supplement.

                              You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the MPS.

                               DESCRIPTION OF MPS

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "MPS" refers to each $10 principal amount of any of our MPS due December 30, 2008 Linked to the S&P 500 Index. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.).

Principal Amount .....................  $140,000,000

Original Issue Date (Settlement Date).  October 28, 2002

Maturity Date.........................  December 30, 2008, subject to extension in the event of a Market Disruption
                                        Event on the final Period Valuation
                                        Date for calculating the Index-linked
                                        Payment Amount.

                                        If, due to a Market Disruption Event or
                                        otherwise, the final Period Valuation
                                        Date is postponed so that it falls less
                                        than two scheduled Trading Days prior
                                        to the scheduled Maturity Date, the
                                        Maturity Date will be the second
                                        scheduled Trading Day following that
                                        final Period Valuation Date as
                                        postponed. See "--Period Valuation
                                        Dates" below.

Specified Currency....................  U.S. Dollars

CUSIP.................................  61744Y231

Minimum Denominations.................  $10

Issue Price...........................  100%

Interest Rate.........................  None

Maturity Redemption Amount............  At maturity, you will receive for each
                                        MPS the Maturity Redemption Amount,
                                        equal to the greater of (i) the
                                        Index-linked Payment Amount and (ii)
                                        the Minimum Payment Amount.

                                        We shall, or shall cause the
                                        Calculation Agent to (i) provide
                                        written notice to the Trustee at its
                                        New York office, on which notice the
                                        Trustee may conclusively rely, and to
                                        the Depositary of the Maturity
                                        Redemption Amount, on or prior to 10:30
                                        a.m. on the Trading Day preceding the
                                        Maturity Date (but if such Trading Day
                                        is not a Business Day, prior to the
                                        close of business on the Business Day
                                        preceding the Maturity Date) and (ii)
                                        deliver the aggregate cash amount due
                                        with respect to the MPS to the Trustee
                                        for delivery to the holders on the
                                        Maturity Date. See "Discontinuance of
                                        the S&P 500 Index; Alteration of Method
                                        of Calculation" below.

Minimum Payment Amount................  $11.30

Index-linked Payment Amount...........  The Index-linked Payment Amount is equal to (i) $10 times (ii) the product
                                        of the Quarterly Performance Amounts
                                        for each Quarterly Valuation Period
                                        over the term of the MPS.

Quarterly Performance Amount..........  With respect to any Quarterly Valuation
                                        Period, the Quarterly Performance
                                        Amount will be equal to the lesser of
                                        (i) 1.10 and (ii) a fraction, the
                                        numerator of which will be the Index
                                        Value on the Period Valuation Date at
                                        the end of such Quarterly Valuation
                                        Period and the denominator of which
                                        will be the Index Value on the Period
                                        Valuation Date at the beginning of such
                                        Quarterly Valuation Period, provided
                                        that for the first Quarterly Valuation
                                        Period, the denominator will be 896.14,
                                        the Index Value on October 23, 2002,
                                        the day we offered the MPS for initial
                                        sale to the public.

Quarterly Valuation Periods...........  Each period from and including a Period
                                        Valuation Date to and including the
                                        immediately subsequent Period Valuation
                                        Date; provided that the first Quarterly
                                        Valuation Period will begin October 23,
                                        2002. The first Quarterly Valuation
                                        Period will be shorter than one
                                        calendar quarter.

Period Valuation Dates................  The Period Valuation Dates will be (i)
                                        the 30th of each March, June, September
                                        and December, beginning December 2002
                                        to and including September 2008, and
                                        (ii) December 28, 2008, in each such
                                        case subject to adjustment if such date
                                        is not a Trading Day or if a Market
                                        Disruption Event occurs on such date as
                                        described in the two following
                                        paragraphs.

                                        If any scheduled Period Valuation Date
                                        occurring from and including October
                                        2002 to and including September 2008 is
                                        not a Trading Day or if a Market
                                        Disruption Event occurs on any such
                                        date, such Period Valuation Date will
                                        be the immediately succeeding Trading
                                        Day during which no Market Disruption
                                        Event shall have occurred; provided
                                        that if a Market Disruption Event
                                        occurs on any of the scheduled Period
                                        Valuation Dates occurring from and
                                        including October 2002 to and including
                                        September 2008 and on each of the five
                                        Trading Days immediately succeeding
                                        that scheduled Period Valuation Date,
                                        then (i) such fifth succeeding Trading
                                        Day will be deemed to be the relevant
                                        Period Valuation Date, notwithstanding
                                        the occurrence of a Market Disruption
                                        Event on such day, and (ii) with
                                        respect to any such fifth Trading Day
                                        on which a Market Disruption Event
                                        occurs, the Calculation Agent will
                                        determine the value of the S&P 500
                                        Index on such fifth Trading Day in
                                        accordance with the formula for
                                        calculating the value of the S&P 500
                                        Index last in effect prior to the
                                        commencement of the Market Disruption
                                        Event, using the closing price (or, if
                                        trading in the relevant securities has
                                        been materially suspended or materially
                                        limited, its good faith estimate of the
                                        closing price that would have prevailed
                                        but for such suspension or limitation)
                                        on such Trading Day of each security
                                        most recently comprising the S&P 500
                                        Index.

                                        If December 28, 2008 (the final Period
                                        Valuation Date) is not a Trading Day or
                                        if there is a Market Disruption Event
                                        on such day, the final Period Valuation
                                        Date will be the immediately succeeding
                                        Trading Day during which no Market
                                        Disruption Event shall have occurred.

Index Value...........................  The Index Value on any Trading Day will equal the closing value of the S&P 500
                                        Index or any Successor Index (as
                                        defined under "--Discontinuance of the
                                        S&P 500 Index; Alteration of Method of
                                        Calculation" below) at the regular
                                        official weekday close of the principal
                                        trading session of the New York Stock
                                        Exchange (the "NYSE") on that Trading
                                        Day. In certain circumstances, the
                                        Index Value will be based on the
                                        alternate calculation of the S&P 500
                                        Index described under "--Discontinuance
                                        of the S&P 500 Index; Alteration of
                                        Method of Calculation."

                                        In this "Description of MPS,"
                                        references to the S&P 500 Index will
                                        include any Successor Index, unless the
                                        context requires otherwise.

Trading Day...........................  A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the NYSE, the AMEX, the
                                        Nasdaq National Market, the Chicago
                                        Mercantile Exchange and the Chicago
                                        Board of Options Exchange and in the
                                        over-the-counter market for equity
                                        securities in the United States.

Book Entry Note or Certificated Note..  Book Entry

Senior Note or Subordinated Note......  Senior

Trustee...............................  JPMorgan Chase Bank (formerly known as
                                        The Chase Manhattan Bank)

Agent.................................  Morgan Stanley & Co. Incorporated and
                                        its successors ("MS & Co.")

Market Disruption Event...............  "Market Disruption Event" means, with respect to the S&P 500 Index, the
                                        occurrence or existence of a
                                        suspension, absence or material
                                        limitation of trading of stocks then
                                        constituting 20% or more of the level
                                        of the S&P 500 Index (or the relevant
                                        Successor Index) on the Relevant
                                        Exchanges for such securities for the
                                        same period of trading longer than two
                                        hours or during the one-half hour
                                        period preceding the close of the
                                        principal trading session on such
                                        Relevant Exchange; or a breakdown or
                                        failure in the price and trade
                                        reporting systems of any Relevant
                                        Exchange as a result of which the
                                        reported trading prices for stocks then
                                        constituting 20% or more of the level
                                        of the S&P 500 Index (or the relevant
                                        Successor Index) during the last
                                        one-half hour preceding the close of
                                        the principal trading session on such
                                        Relevant Exchange are materially
                                        inaccurate; or the suspension, material
                                        limitation or absence of trading on any
                                        major U.S. securities market for
                                        trading in futures or options contracts
                                        or exchange traded funds related to the
                                        S&P 500 Index (or the relevant
                                        Successor Index) for more than two
                                        hours of trading or during the one-half
                                        hour period preceding the close of the
                                        principal trading session on such
                                        market, in each case as determined by
                                        the Calculation Agent in its sole
                                        discretion.

                                        For the purpose of determining whether
                                        a Market Disruption Event exists at any
                                        time, if trading in a security included
                                        in the S&P 500 Index is materially
                                        suspended or materially limited at that
                                        time, then the relevant percentage
                                        contribution of that security to the
                                        level of the S&P 500 Index shall be
                                        based on a comparison of (x) the
                                        portion of the level of the S&P 500
                                        Index attributable to that security
                                        relative to (y) the overall level of
                                        the S&P 500 Index, in each case
                                        immediately before that suspension or
                                        limitation.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading will not constitute
                                        a Market Disruption Event if it results
                                        from an announced change in the regular
                                        business hours of the relevant exchange
                                        or market, (2) a decision to
                                        permanently discontinue trading in the
                                        relevant futures or options contract or
                                        exchange traded fund will not
                                        constitute a Market Disruption Event,
                                        (3) limitations pursuant to the rules
                                        of any Relevant Exchange similar to
                                        NYSE Rule 80A (or any applicable rule
                                        or regulation enacted or promulgated by
                                        any other self-regulatory organization
                                        or any government agency of scope
                                        similar to NYSE Rule 80A as determined
                                        by the Calculation Agent) on trading
                                        during significant market fluctuations
                                        will constitute a suspension, absence
                                        or material limitation of trading, (4)
                                        a suspension of trading in futures or
                                        options contracts on the S&P 500 Index
                                        by the primary securities market
                                        trading in such contracts by reason of
                                        (a) a price change exceeding limits set
                                        by such exchange or market, (b) an
                                        imbalance of orders relating to such
                                        contracts or (c) a disparity in bid and
                                        ask quotes relating to such contracts
                                        will constitute a suspension, absence
                                        or material limitation of trading in
                                        futures or options contracts related to
                                        the S&P 500 Index and (5) a
                                        "suspension, absence or material
                                        limitation of trading" on any Relevant
                                        Exchange or on the primary market on
                                        which futures or options contracts
                                        related to the S&P 500 Index are traded
                                        will not include any time when such
                                        market is itself closed for trading
                                        under ordinary circumstances.

Relevant Exchange.....................  "Relevant Exchange" means the primary
                                        U.S. organized exchange or market of
                                        trading for any security then included
                                        in the S&P 500 Index or any Successor
                                        Index.

Alternate Exchange Calculation
in Case of an Event of Default .......  In case an event of default with respect to the MPS shall have occurred
                                        and be continuing, the amount declared
                                        due and payable for each MPS upon any
                                        acceleration of the MPS will be equal
                                        to the Maturity Redemption Amount
                                        determined as though the Index Value
                                        for any Period Valuation Date scheduled
                                        to occur on or after such date of
                                        acceleration were the Index Value on
                                        the date of acceleration. Therefore,
                                        the Quarterly Performance Amount for
                                        the then current Quarterly Valuation
                                        Period would be equal to the Index
                                        Value on the date of acceleration
                                        divided by the Index Value on the
                                        Period Valuation Date at the beginning
                                        of such Quarterly Valuation Period, and
                                        the Quarterly Performance Amount for
                                        each remaining Quarterly Valuation
                                        Period would be equal to 1.

                                        If the maturity of the MPS is
                                        accelerated because of an event of
                                        default as described above, we shall,
                                        or shall cause the Calculation Agent
                                        to, provide written notice to the
                                        Trustee at its New York office, on
                                        which notice the Trustee may
                                        conclusively rely, and to the
                                        Depositary of the Maturity Redemption
                                        Amount and the
                                        aggregate cash amount due with respect
                                        to the MPS as promptly as possible and
                                        in no event later than two Business
                                        Days after the date of acceleration.

Calculation Agent.....................  MS & Co.

                                        All determinations made by the
                                        Calculation Agent will be at the sole
                                        discretion of the Calculation Agent and
                                        will, in the absence of manifest error,
                                        be conclusive for all purposes and
                                        binding on you and on us.

                                        All calculations with respect to the
                                        Index-linked Payment Amount and the
                                        Quarterly Performance Amount will be
                                        rounded to the nearest one
                                        hundred-thousandth, with five
                                        one-millionths rounded upward (e.g.,
                                        .876545 would be rounded to .87655);
                                        all dollar amounts related to
                                        determination of the amount of cash
                                        payable per MPS will be rounded to the
                                        nearest ten-thousandth, with five one
                                        hundred-thousandths rounded upward
                                        (e.g., .76545 would be rounded up to
                                        .7655); and all dollar amounts paid on
                                        the aggregate number of MPS will be
                                        rounded to the nearest cent, with
                                        one-half cent rounded upward.

                                        Because the Calculation Agent is our
                                        affiliate, the economic interests of
                                        the Calculation Agent and its
                                        affiliates may be adverse to your
                                        interests as an owner of the MPS,
                                        including with respect to certain
                                        determinations and judgments that the
                                        Calculation Agent must make in
                                        determining any Index Value, the
                                        Index-linked Payment Amount, the
                                        Quarterly Performance Amount or whether
                                        a Market Disruption Event has occurred.
                                        See "--Discontinuance of the S&P 500
                                        Index; Alteration of Method of
                                        Calculation" and "--Market Disruption
                                        Event" below. MS & Co. is obligated to
                                        carry out its duties and functions as
                                        Calculation Agent in good faith and
                                        using its reasonable judgment.

The S&P 500 Index.....................  We have derived all information contained in this pricing supplement
                                        regarding the S&P 500 Index, including,
                                        without limitation, its make-up, method
                                        of calculation and changes in its
                                        components, from publicly available
                                        information. Such information reflects
                                        the policies of, and is subject to
                                        change by, S&P. The S&P 500 Index was
                                        developed by S&P and is calculated,
                                        maintained and published by S&P. We
                                        make no representation or warranty as
                                        to the accuracy or completeness of such
                                        information.

                                        The S&P 500 Index is intended to
                                        provide a performance benchmark for the
                                        U.S. equity markets. The calculation of
                                        the value of the S&P 500 Index
                                        (discussed below in further detail) is
                                        based on the relative value of the
                                        aggregate Market Value (as defined
                                        below) of the common stocks of 500
                                        companies (the "Component Stocks") as
                                        of a particular time as compared to the
                                        aggregate average Market Value of the
                                        common stocks of 500 similar companies
                                        during the base period of the years
                                        1941 through 1943. The "Market Value"
                                        of any Component Stock is the product
                                        of the market price per share and the
                                        number of the then outstanding shares
                                        of such Component Stock. The 500
                                        companies are not the 500 largest
                                        companies listed on the NYSE and not
                                        all

                                        500 companies are listed on such
                                        exchange. S&P chooses companies for
                                        inclusion in the S&P 500 Index with an
                                        aim of achieving a distribution by
                                        broad industry groupings that
                                        approximates the distribution of these
                                        groupings in the common stock
                                        population of the U.S. equity market.
                                        S&P may from time to time, in its sole
                                        discretion, add companies to, or delete
                                        companies from, the S&P 500 Index to
                                        achieve the objectives stated above.
                                        Relevant criteria employed by S&P
                                        include the viability of the particular
                                        company, the extent to which that
                                        company represents the industry group
                                        to which it is assigned, the extent to
                                        which the company's common stock is
                                        widely-held and the Market Value and
                                        trading activity of the common stock of
                                        that company.

                                        The S&P 500 Index is calculated using a
                                        base-weighted aggregate methodology:
                                        the level of the Index reflects the
                                        total Market Value of all 500 Component
                                        Stocks relative to the S&P 500 Index's
                                        base period of 1941-43 (the "Base
                                        Period").

                                        An indexed number is used to represent
                                        the results of this calculation in
                                        order to make the value easier to work
                                        with and track over time.

                                        The actual total Market Value of the
                                        Component Stocks during the Base Period
                                        has been set equal to an indexed value
                                        of 10. This is often indicated by the
                                        notation 1941-43=10. In practice, the
                                        daily calculation of the S&P 500 Index
                                        is computed by dividing the total
                                        Market Value of the Component Stocks by
                                        a number called the Index Divisor. By
                                        itself, the Index Divisor is an
                                        arbitrary number. However, in the
                                        context of the calculation of the S&P
                                        500 Index, it is the only link to the
                                        original base period value of the
                                        Index. The Index Divisor keeps the
                                        Index comparable over time and is the
                                        manipulation point for all adjustments
                                        to the S&P 500 Index ("Index
                                        Maintenance").

                                        Index Maintenance includes monitoring
                                        and completing the adjustments for
                                        company additions and deletions, share
                                        changes, stock splits, stock dividends,
                                        and stock price adjustments due to
                                        company restructurings or spinoffs.

                                        To prevent the value of the Index from
                                        changing due to corporate actions, all
                                        corporate actions which affect the
                                        total Market Value of the Index require
                                        an Index Divisor adjustment. By
                                        adjusting the Index Divisor for the
                                        change in total Market Value, the value
                                        of the S&P 500 Index remains constant.
                                        This helps maintain the value of the
                                        Index as an accurate barometer of stock
                                        market performance and ensures that the
                                        movement of the Index does not reflect
                                        the corporate actions of individual
                                        companies in the Index. All Index
                                        Divisor adjustments are made after the
                                        close of trading and after the
                                        calculation of the closing value of the
                                        S&P 500 Index. Some corporate actions,
                                        such as stock splits and stock
                                        dividends, require simple changes in
                                        the common shares outstanding and the
                                        stock prices of the companies in the
                                        Index and do not require Index Divisor
                                        adjustments.

                                        The table below summarizes the types of
                                        S&P 500 Index maintenance adjustments
                                        and indicates whether or not an Index
                                        Divisor adjustment is required.

                                                                                                           Divisor
                                                 Type of                                                 Adjustment
                                             Corporate Action                Adjustment Factor            Required
                                        --------------------------   ---------------------------------   ----------
                                        Stock split                  Shares Outstanding multiplied           No
                                            (i.e., 2-for-1)          by 2; Stock Price divided by 2

                                        Share issuance               Shares Outstanding plus newly          Yes
                                            (i.e., change >= 5%)     issued Shares

                                        Share repurchase             Shares Outstanding minus               Yes
                                            (i.e., change >= 5%)     Repurchased Shares

                                        Special cash                 Share Price minus Special              Yes
                                            dividends                Dividend

                                        Company change               Add new company Market                 Yes
                                                                     Value minus old company
                                                                     Market Value

                                        Rights offering              Price of parent company minus          Yes

                                                                      Price of Rights
                                                                     (---------------)
                                                                        Right Ratio

                                        Spin-Off                     Price of parent company minus          Yes

                                                                        Price of Spinoff Co.
                                                                     (----------------------)
                                                                       Share Exchange Ratio

                                        Stock splits and stock dividends do not
                                        affect the Index Divisor of the S&P 500
                                        Index, because following a split or
                                        dividend both the stock price and
                                        number of shares outstanding are
                                        adjusted by S&P so that there is no
                                        change in the Market Value of the
                                        Component Stock. All stock split and
                                        dividend adjustments are made after the
                                        close of trading on the day before the
                                        ex-date.

                                        Each of the corporate events
                                        exemplified in the table requiring an
                                        adjustment to the Index Divisor has the
                                        effect of altering the Market Value of
                                        the Component Stock and consequently of
                                        altering the aggregate Market Value of
                                        the Component Stocks (the "Post-Event
                                        Aggregate Market Value"). In order that
                                        the level of the Index (the "Pre-Event
                                        Index Value") not be affected by the
                                        altered Market Value (whether increase
                                        or decrease) of the affected Component
                                        Stock, a new Index Divisor ("New
                                        Divisor") is derived as follows:

                                        Post-Event Aggregate Market Value
                                        --------------------------------- =  Pre-Event Index Value
                                                   New Divisor

                                                       Post-Event Aggregate Market Value
                                        New Divisor =  ---------------------------------
                                                             Pre-Event Index Value

                                        A large part of the S&P 500 Index
                                        maintenance process involves tracking
                                        the changes in the number of shares
                                        outstanding of each of
                                        the S&P 500 Index companies. Four times
                                        a year, on a Friday close to the end of
                                        each calendar quarter, the share totals
                                        of companies in the Index are updated
                                        as required by any changes in the
                                        number of shares outstanding. After the
                                        totals are updated, the Index Divisor
                                        is adjusted to compensate for the net
                                        change in the total Market Value of the
                                        Index. In addition, any changes over 5%
                                        in the current common shares
                                        outstanding for the S&P 500 Index
                                        companies are carefully reviewed on a
                                        weekly basis, and when appropriate, an
                                        immediate adjustment is made to the
                                        Index Divisor.

Discontinuance of the S&P 500 Index;
 Alteration of Method of Calculation..  If S&P discontinues publication of the
                                        S&P 500 Index and S&P or another entity
                                        publishes a successor or substitute
                                        index that MS & Co., as the Calculation
                                        Agent, determines, in its sole
                                        discretion, to be comparable to the
                                        discontinued S&P 500 Index (such index
                                        being referred to herein as a
                                        "Successor Index"), then any subsequent
                                        Index Value will be determined by
                                        reference to the value of such
                                        Successor Index at the regular official
                                        weekday close of the principal trading
                                        session of the NYSE, the AMEX, the
                                        Nasdaq National Market or the relevant
                                        exchange or market for the Successor
                                        Index on the date that any Index Value
                                        is to be determined.

                                        Upon any selection by the Calculation
                                        Agent of a Successor Index, the
                                        Calculation Agent will cause written
                                        notice thereof to be furnished to the
                                        Trustee, to Morgan Stanley and to the
                                        holders of the MPS within three Trading
                                        Days of such selection.

                                        If S&P discontinues publication of the
                                        S&P 500 Index prior to, and such
                                        discontinuance is continuing on, any
                                        Period Valuation Date and MS & Co., as
                                        the Calculation Agent, determines, in
                                        its sole discretion, that no Successor
                                        Index is available at such time, then
                                        the Calculation Agent will determine
                                        the Index Value for such date. The
                                        Index Value will be computed by the
                                        Calculation Agent in accordance with
                                        the formula for calculating the S&P 500
                                        Index last in effect prior to such
                                        discontinuance, using the closing price
                                        (or, if trading in the relevant
                                        securities has been materially
                                        suspended or materially limited, its
                                        good faith estimate of the closing
                                        price that would have prevailed but for
                                        such suspension or limitation) at the
                                        close of the principal trading session
                                        of the Relevant Exchange on such date
                                        of each security most recently
                                        comprising the S&P 500 Index without
                                        any rebalancing or substitution of such
                                        securities following such
                                        discontinuance. Notwithstanding these
                                        alternative arrangements,
                                        discontinuance of the publication of
                                        the S&P 500 Index may adversely affect
                                        the value of the MPS.

                                        If at any time the method of
                                        calculating the S&P 500 Index or a
                                        Successor Index, or the value thereof,
                                        is changed in a material respect, or if
                                        the S&P 500 Index or a Successor Index
                                        is in any other way modified so that
                                        such index does not, in the opinion of
                                        MS & Co., as the Calculation Agent,
                                        fairly represent the value of the S&P
                                        500 Index or such Successor Index had
                                        such changes or modifications not been
                                        made, then, from and after such time,
                                        the Calculation Agent will, at the
                                        close of business in New York City
                                        on each date on which the Index Value
                                        is to be determined, make such
                                        calculations and adjustments as, in the
                                        good faith judgment of the Calculation
                                        Agent, may be necessary in order to
                                        arrive at a value of a stock index
                                        comparable to the S&P 500 Index or such
                                        Successor Index, as the case may be, as
                                        if such changes or modifications had
                                        not been made, and the Calculation
                                        Agent will calculate the Index Value
                                        and the Index-linked Payment Amount
                                        with reference to the S&P 500 Index or
                                        such Successor Index, as adjusted.
                                        Accordingly, if the method of
                                        calculating the S&P 500 Index or a
                                        Successor Index is modified so that the
                                        value of such index is a fraction of
                                        what it would have been if it had not
                                        been modified (e.g., due to a split in
                                        the index), then the Calculation Agent
                                        will adjust such index in order to
                                        arrive at a value of the S&P 500 Index
                                        or such Successor Index as if it had
                                        not been modified (e.g., as if such
                                        split had not occurred).

Historical Information................  The following table sets forth the high and low Index Values, as well as
                                        end-of-quarter Index Values, of the S&P
                                        500 Index for each quarter in the
                                        period from January 1, 1997 through
                                        October 23, 2002. The Index Value on
                                        October 23, 2002 was 896.14. We
                                        obtained the information in the table
                                        below from Bloomberg Financial Markets,
                                        and we believe such information to be
                                        accurate.

                                        The historical values of the S&P 500
                                        Index should not be taken as an
                                        indication of future performance or
                                        future volatility, and no assurance can
                                        be given as to the level of the S&P 500
                                        Index on any Period Valuation Date. We
                                        cannot give you any assurance that the
                                        performance of the S&P 500 Index will
                                        result in a Index-linked Payment Amount
                                        in excess of $11.30.

                                                                             High         Low        Period End
                                                                           -------      -------      ----------
                                        1997:
                                          First Quarter..............       816.29       737.01         757.12
                                          Second Quarter.............       898.70       737.65         885.14
                                          Third Quarter..............       960.32       891.03         947.28
                                          Fourth Quarter.............       983.79       876.99         970.43
                                        1998:
                                          First Quarter..............      1105.65       927.69        1101.75
                                          Second Quarter.............      1138.49      1077.01        1133.84
                                          Third Quarter..............      1186.75       957.28        1017.01
                                          Fourth Quarter.............      1241.81       959.44        1229.23
                                        1999:
                                          First Quarter..............      1316.55      1212.19        1286.37
                                          Second Quarter.............      1372.71      1281.41        1372.71
                                          Third Quarter..............      1418.78      1268.37        1282.71
                                          Fourth Quarter.............      1469.25      1247.41        1469.25
                                        2000:
                                          First Quarter..............      1527.46      1333.36        1498.58
                                          Second Quarter ............      1516.35      1356.56        1454.60
                                          Third Quarter..............      1520.77      1419.89        1436.51
                                          Fourth Quarter.............      1436.28      1264.74        1320.28
                                        2001:
                                          First Quarter..............      1373.73      1117.58        1160.33
                                          Second Quarter ............      1312.83      1103.25        1224.42
                                          Third Quarter..............      1236.72       965.80        1040.94
                                          Fourth Quarter.............      1170.35      1038.55        1148.08

                                                                             High         Low        Period End
                                                                           -------      -------      ----------
                                        2002:
                                          First Quarter..............      1172.51      1080.17        1147.39
                                          Second Quarter ............      1146.54       973.53         989.82
                                          Third Quarter..............       989.03       797.70         815.28
                                          Fourth Quarter
                                             (through October
                                             23, 2002)...............       899.72       776.76         896.14

                                        You should also review the historical
                                        quarterly performance of the S&P 500
                                        Index for each calendar quarter in the
                                        period from January 1, 1970 through
                                        September 30, 2002 in Annex A to this
                                        pricing supplement.

Use of Proceeds and Hedging...........  The net proceeds we receive from the sale of the MPS will be used for
                                        general corporate purposes and, in
                                        part, by us or by one or more of our
                                        subsidiaries in connection with hedging
                                        our obligations under the MPS. See also
                                        "Use of Proceeds" in the accompanying
                                        prospectus.

                                        On the date of this pricing supplement,
                                        we, through our subsidiaries or others,
                                        hedged our anticipated exposure in
                                        connection with the MPS by taking
                                        positions in futures contracts on the
                                        S&P 500 Index. Purchase activity could
                                        potentially have increased the value of
                                        the S&P 500 Index, and therefore
                                        effectively have increased the level of
                                        the S&P 500 Index that must prevail on
                                        the Period Valuation Dates in order for
                                        you to receive at maturity a payment
                                        that exceeds the principal amount of
                                        the MPS. Through our subsidiaries, we
                                        are likely to modify our hedge position
                                        throughout the life of the MPS,
                                        including on the Period Valuation
                                        Dates, by purchasing and selling the
                                        stocks underlying the S&P 500 Index,
                                        futures or options contracts or
                                        exchange traded funds on the S&P 500
                                        Index or its component stocks listed on
                                        major securities markets or positions
                                        in any other available securities or
                                        instruments that we may wish to use in
                                        connection with such hedging
                                        activities, including by selling all or
                                        part of our hedge position on one or
                                        more Period Valuation Dates. Although
                                        we have no reason to believe that our
                                        hedging activity has had, or will in
                                        the future have, a material impact on
                                        the value of the S&P 500 Index, we
                                        cannot give any assurance that we will
                                        not affect such value as a result of
                                        our hedging activities.

Supplemental Information Concerning
Plan of Distribution..................  Under the terms and subject to conditions contained in the U.S.
                                        distribution agreement referred to in
                                        the prospectus supplement under "Plan
                                        of Distribution," the Agent, acting as
                                        principal for its own account, has
                                        agreed to purchase, and we have agreed
                                        to sell, the principal amount of MPS
                                        set forth on the cover of this pricing
                                        supplement. The Agent proposes
                                        initially to offer the MPS directly to
                                        the public at the public offering price
                                        set forth on the cover page of this
                                        pricing supplement; provided that the
                                        price will be $9.80 per MPS for
                                        purchasers of 100,000 or more MPS in
                                        any single transaction, subject to the
                                        holding period requirements described
                                        below. The Agent may allow a concession
                                        not in excess
                                        of 3.75% of the principal amount of the
                                        MPS to other dealers. We expect to
                                        deliver the MPS against payment
                                        therefor in New York, New York on
                                        October 28, 2002. After the initial
                                        offering, the Agent may vary the
                                        offering price and other selling terms
                                        from time to time.

                                        Where an investor purchases 100,000 or
                                        more MPS in a single transaction at the
                                        reduced price, approximately 98% of the
                                        MPS purchased by the investor (the
                                        "Delivered MPS") will be delivered on
                                        the Settlement Date. The balance of
                                        approximately 2% of the MPS (the
                                        "Escrowed MPS") purchased by the
                                        investor will be held in escrow at MS &
                                        Co. for the benefit of the investor and
                                        delivered to such investor if the
                                        investor and any accounts in which the
                                        investor may have deposited any of its
                                        Delivered MPS have held all of the
                                        Delivered MPS for 30 calendar days
                                        following the Original Issue Date or
                                        any shorter period deemed appropriate
                                        by the Agent. If an investor or any
                                        account in which the investor has
                                        deposited any of its Delivered MPS
                                        fails to satisfy the holding period
                                        requirement, as determined by the
                                        Agent, all of the investor's Escrowed
                                        MPS will be forfeited by the investor
                                        and not delivered to it. The Escrowed
                                        MPS will instead be delivered to the
                                        Agent for sale to investors. This
                                        forfeiture will have the effect of
                                        increasing the purchase price per MPS
                                        for such investors to 100% of the
                                        principal amount of the MPS. Should
                                        investors who are subject to the
                                        holding period requirement sell their
                                        MPS once the holding period is no
                                        longer applicable, the market price of
                                        the MPS may be adversely affected. See
                                        also "Plan of Distribution" in the
                                        accompanying prospectus supplement.

                                        In order to facilitate the offering of
                                        the MPS, the Agent may engage in
                                        transactions that stabilize, maintain
                                        or otherwise affect the price of the
                                        MPS. Specifically, the Agent may sell
                                        more MPS than it is obligated to
                                        purchase in connection with the
                                        offering, creating a naked short
                                        position in the MPS for its own
                                        account. The Agent must close out any
                                        naked short position by purchasing the
                                        MPS in the open market. A naked short
                                        position is more likely to be created
                                        if the Agent is concerned that there
                                        may be downward pressure on the price
                                        of the MPS in the open market after
                                        pricing that could adversely affect
                                        investors who purchase in the offering.
                                        As an additional means of facilitating
                                        the offering, the Agent may bid for,
                                        and purchase, MPS in the open market to
                                        stabilize the price of the MPS. Any of
                                        these activities may raise or maintain
                                        the market price of the MPS above
                                        independent market levels or prevent or
                                        retard a decline in the market price of
                                        the MPS. The Agent is not required to
                                        engage in these activities, and may end
                                        any of these activities at any time.
                                        See "--Use of Proceeds and Hedging"
                                        above.

License Agreement between Standard &
Poor's Corporation and Morgan
Stanley...............................  S&P and Morgan Stanley have entered into a non-exclusive license agreement
                                        providing for the license to Morgan
                                        Stanley, and certain of its affiliated
                                        or subsidiary companies, in exchange
                                        for a fee, of the right to use the S&P
                                        500 Index, which is owned and published
                                        by S&P, in connection with securities,
                                        including the MPS.

                                        The license agreement between S&P and
                                        Morgan Stanley provides that the
                                        following language must be set forth in
                                        this pricing supplement:

                                        The MPS are not sponsored, endorsed,
                                        sold or promoted by S&P. S&P makes no
                                        representation or warranty, express or
                                        implied, to the holders of the MPS or
                                        any member of the public regarding the
                                        advisability of investing in securities
                                        generally or in the MPS particularly or
                                        the ability of the S&P 500 Index to
                                        track general stock market performance.
                                        S&P's only relationship to us is the
                                        licensing of certain trademarks and
                                        trade names of S&P and of the S&P 500
                                        Index, which is determined, composed
                                        and calculated by S&P without regard to
                                        us or the MPS. S&P has no obligation to
                                        take our needs or the needs of holders
                                        of the MPS into consideration in
                                        determining, composing or calculating
                                        the S&P 500 Index. S&P is not
                                        responsible for and has not
                                        participated in the determination of
                                        the timing of, prices at, or quantities
                                        of the MPS to be issued or in the
                                        determination or calculation of the
                                        equation by which the MPS are to be
                                        converted into cash. S&P has no
                                        obligation or liability in connection
                                        with the administration, marketing or
                                        trading of the MPS.

                                        S&P DOES NOT GUARANTEE THE ACCURACY
                                        AND/OR THE COMPLETENESS OF THE S&P 500
                                        INDEX OR ANY DATA INCLUDED THEREIN. S&P
                                        MAKES NO WARRANTY, EXPRESS OR IMPLIED,
                                        AS TO RESULTS TO BE OBTAINED BY MORGAN
                                        STANLEY, HOLDERS OF THE MPS, OR ANY
                                        OTHER PERSON OR ENTITY FROM THE USE OF
                                        THE S&P 500 INDEX OR ANY DATA INCLUDED
                                        THEREIN IN CONNECTION WITH THE RIGHTS
                                        LICENSED UNDER THE LICENSE AGREEMENT
                                        DESCRIBED HEREIN OR FOR ANY OTHER USE.
                                        S&P MAKES NO EXPRESS OR IMPLIED
                                        WARRANTIES, AND HEREBY EXPRESSLY
                                        DISCLAIMS ALL WARRANTIES OF
                                        MERCHANTABILITY OR FITNESS FOR A
                                        PARTICULAR PURPOSE OR USE WITH RESPECT
                                        TO THE S&P 500 INDEX OR ANY DATA
                                        INCLUDED THEREIN. WITHOUT LIMITING ANY
                                        OF THE FOREGOING, IN NO EVENT SHALL S&P
                                        HAVE ANY LIABILITY FOR ANY SPECIAL,
                                        PUNITIVE, INDIRECT OR CONSEQUENTIAL
                                        DAMAGES (INCLUDING LOST PROFITS), EVEN
                                        IF NOTIFIED OF THE POSSIBILITY OF SUCH
                                        DAMAGES.

                                        "Standard & Poor's(R)," "S&P(R)," "S&P
                                        500(R)," "Standard & Poor's 500" and
                                        "500" are trademarks of The McGraw-Hill
                                        Companies, Inc. and have been licensed
                                        for use by Morgan Stanley.

ERISA Matters for Pension Plans
and Insurance Companies...............  Each fiduciary of a pension, profit-sharing or other employee
                                        benefit plan subject to the Employee
                                        Retirement Income Security Act of 1974,
                                        as amended ("ERISA"), (a "Plan") should
                                        consider the fiduciary standards of
                                        ERISA in the context of the Plan's
                                        particular circumstances before
                                        authorizing an investment in the MPS.
                                        Accordingly, among other factors, the
                                        fiduciary should
                                        consider whether the investment would
                                        satisfy the prudence and
                                        diversification requirements of ERISA
                                        and would be consistent with the
                                        documents and instruments governing the
                                        Plan.

                                        In addition, we and certain of our
                                        subsidiaries and affiliates, including
                                        MS & Co. and Morgan Stanley DW Inc.
                                        (formerly Dean Witter Reynolds Inc.)
                                        ("MSDWI"), may each be considered a
                                        "party in interest" within the meaning
                                        of ERISA, or a "disqualified person"
                                        within the meaning of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "Code"), with respect to many Plans, as
                                        well as many individual retirement
                                        accounts and Keogh plans (also
                                        "Plans"). Unless an exemption applies,
                                        prohibited transactions within the
                                        meaning of ERISA or the Code could
                                        arise, for example, if the MPS are
                                        acquired by or with the assets of a
                                        Plan with respect to which MS & Co.,
                                        MSDWI or any of their affiliates is a
                                        service provider.

                                        We have obtained from the Department of
                                        Labor an exemption from the prohibited
                                        transaction rules that will in most
                                        cases cover the purchase and holding of
                                        MPS by a Plan for whom we or one of our
                                        affiliates is a service provider. In
                                        order for this exemption to apply, the
                                        decision to invest in the MPS must be
                                        made by a Plan fiduciary, or a Plan
                                        participant (in the case of Plans that
                                        provide for participant-directed
                                        investments), who is independent from
                                        us and from our affiliates. At the time
                                        of a Plan's acquisition of any MPS, no
                                        more than 15% of the Plan's assets
                                        should be invested in MPS.

                                        The exemption described above was
                                        issued by the Department of Labor
                                        pursuant to its "Expedited Exemption
                                        Procedure" under Prohibited Transaction
                                        Class Exemption 96-62. Copies of both
                                        the proposed and final exemption are
                                        available from us upon request.
                                        Purchasers of the MPS have exclusive
                                        responsibility for ensuring that their
                                        purchase and holding of the MPS do not
                                        violate the prohibited transaction or
                                        other rules of ERISA or the Code.

United States Federal Income
Taxation..............................  The MPS will be treated as "contingent payment debt instruments" for U.S.
                                        federal income tax purposes. Under this
                                        treatment, U.S. taxable investors will,
                                        regardless of their method of
                                        accounting for U.S. federal income tax
                                        purposes, be required to accrue
                                        original issue discount ("OID") as
                                        interest income on the MPS on a
                                        constant yield basis at our "comparable
                                        yield" in each year that they hold the
                                        MPS, despite the fact that no stated
                                        interest will actually be paid on the
                                        MPS. As a result, U.S. taxable
                                        investors will be required to pay taxes
                                        annually on the comparable yield
                                        amounts (as outlined below) even though
                                        no cash is paid on the MPS from which
                                        to pay such taxes. The comparable yield
                                        for the MPS is the yield at which we
                                        would issue a fixed rate debt
                                        instrument with terms similar to those
                                        of the MPS and is determined at the
                                        time of the issuance of the MPS. In
                                        addition, any gain recognized by U.S.
                                        taxable investors on the sale or
                                        exchange, or at maturity, of the MPS
                                        will generally be treated as ordinary
                                        income. Investors should refer to the
                                        discussion under "United States Federal
                                        Taxation--Notes--Notes Linked to
                                        Commodity Prices, Single Securities,
                                        Baskets of Securities or

                                        Indices" in the accompanying prospectus
                                        supplement for a description of the
                                        U.S. federal income tax consequences of
                                        ownership and disposition of the MPS.
                                        In connection with the discussion
                                        thereunder, we have determined that the
                                        "comparable yield" is an annual rate of
                                        5.11% compounded annually. Based on our
                                        determination of the comparable yield,
                                        the "projected payment schedule" for a
                                        MPS (assuming an issue price of $10)
                                        consists of a projected amount equal to
                                        $13.61 due at maturity.

                                        The following table states the amount
                                        of interest that will be deemed to have
                                        accrued with respect to a MPS during
                                        each accrual period, based upon our
                                        determination of the comparable yield
                                        and the projected payment schedule:

                                                                                             TOTAL
                                                                                            INTEREST
                                                                            INTEREST       DEEMED TO
                                                                           DEEMED TO      HAVE ACCRUED
                                                                             ACCRUE      FROM ORIGINAL
                                                                             DURING     ISSUE DATE (PER
                                                                            ACCRUAL      MPS) AS OF END
                                                                          PERIOD (PER      OF ACCRUAL
                                                ACCRUAL PERIOD                MPS)           PERIOD
                                                --------------            -----------   ---------------
                                        Original Issue Date through
                                            December 31, 2002............ $      0.09    $         0.09
                                        January 1, 2003 through
                                            December 31, 2003............ $      0.52    $         0.61
                                        January 1, 2004 through
                                            December 31, 2004............ $      0.54    $         1.15
                                        January 1, 2005 through
                                            December 31, 2005............ $      0.57    $         1.72
                                        January 1, 2006 through
                                            December 31, 2006............ $      0.60    $         2.32
                                        January 1, 2007 through
                                            December 31, 2007............ $      0.63    $         2.95
                                        January 1, 2008 through
                                            December 30, 2008............ $      0.66    $         3.61

                                        The comparable yield and the projected
                                        payment schedule are not provided for
                                        any purpose other than the
                                        determination of U.S. Holders' interest
                                        accruals and adjustments in respect of
                                        the MPS, and we make no representation
                                        regarding the actual amounts of
                                        payments on a MPS.

                                                                        Annex A

                 Historical S&P 500 Index Quarterly Performance
                        (January 1970 to September 2002)

The following table sets forth the index value for the S&P 500 Index at the end of each calendar quarter from March 1970 through September 2002 and the index percent change over each quarter. The S&P 500 Index value at the beginning of the quarter ending March 1970 was 92.06. You cannot predict the future performance of the S&P 500 Index based on its historical performance, and no assurance can be given as to the level of the S&P 500 Index on any period closing date or at the maturity of the MPS. The results produced by the S&P 500 Index for these periods are not necessarily indicative of the results for any other historical period. Quarters which resulted in an increase in the level of the S&P 500 Index of 10% or greater are indicated in bold typeface below.

----------------------------------------------------------------------------------------------
                  S&P 500 Index   Percentage                        S&P 500 Index   Percentage
Quarter Ending        Value         Change        Quarter Ending        Value         Change
March 1970             89.63        -2.64%        March 1980            102.09        -5.42%
June 1970              72.72       -18.87%        June 1980             114.24        11.90%
September 1970         84.21        15.80%        September 1980        125.46         9.82%
December 1970          92.15         9.43%        December 1980         135.76         8.21%
March 1971            100.31         8.86%        March 1981            136.00         0.18%
June 1971              99.70        -0.61%        June 1981             131.21        -3.52%
September 1971         98.34        -1.36%        September 1981        116.18       -11.45%
December 1971         102.09         3.81%        December 1981         122.55         5.48%
March 1972            107.20         5.01%        March 1982            111.96        -8.64%
June 1972             107.14        -0.06%        June 1982             109.61        -2.10%
September 1972        110.55         3.18%        September 1982        120.42         9.86%
December 1972         118.05         6.78%        December 1982         140.64        16.79%
March 1973            111.52        -5.53%        March 1983            152.96         8.76%
June 1973             104.26        -6.51%        June 1983             168.11         9.90%
September 1973        108.43         4.00%        September 1983        166.07        -1.21%
December 1973          97.55       -10.03%        December 1983         164.93        -0.69%
March 1974             93.98        -3.66%        March 1984            159.18        -3.49%
June 1974              86.00        -8.49%        June 1984             153.18        -3.77%
September 1974         63.54       -26.12%        September 1984        166.10         8.43%
December 1974          68.56         7.90%        December 1984         167.24         0.69%
March 1975             83.36        21.59%        March 1985            180.66         8.02%
June 1975              95.19        14.19%        June 1985             191.85         6.19%
September 1975         83.87       -11.89%        September 1985        182.08        -5.09%
December 1975          90.19         7.54%        December 1985         211.28        16.04%
March 1976            102.77        13.95%        March 1986            238.90        13.07%
June 1976             104.28         1.47%        June 1986             250.84         5.00%
September 1976        105.24         0.92%        September 1986        231.32        -7.78%
December 1976         107.46         2.11%        December 1986         242.17         4.69%
March 1977             98.42        -8.41%        March 1987            291.70        20.45%
June 1977             100.48         2.09%        June 1987             304.00         4.22%
September 1977         96.53        -3.93%        September 1987        321.83         5.87%
December 1977          95.10        -1.48%        December 1987         247.08       -23.23%
March 1978             89.21        -6.19%        March 1988            258.89         4.78%
June 1978              95.53         7.08%        June 1988             273.50         5.64%
September 1978        102.54         7.34%        September 1988        271.91        -0.58%
December 1978          96.11        -6.27%        December 1988         277.72         2.14%
March 1979            101.59         5.70%        March 1989            294.87         6.18%
June 1979             102.91         1.30%        June 1989             317.98         7.84%
September 1979        109.32         6.23%        September 1989        349.15         9.80%
December 1979         107.94        -1.26%        December 1989         353.40         1.22%
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                  S&P 500 Index   Percentage                        S&P 500 Index   Percentage
Quarter Ending        Value         Change        Quarter Ending        Value         Change
March 1990            339.94        -3.81%        March 2000          1,498.58         2.00%
June 1990             358.02         5.32%        June 2000           1,454.60        -2.93%
September 1990        306.05       -14.52%        September 2000      1,436.51        -1.24%
December 1990         330.22         7.90%        December 2000       1,320.28        -8.09%
March 1991            375.22        13.63%        March 2001          1,160.33       -12.11%
June 1991             371.16        -1.08%        June 2001           1,224.42         5.52%
September 1991        387.86         4.50%        September 2001      1,040.94       -14.99%
December 1991         417.09         7.54%        December 2001       1,148.08        10.29%
March 1992            403.69        -3.21%        March 2002          1,147.39        -0.06%
June 1992             408.14         1.10%        June 2002             989.82       -13.73%
September 1992         417.8         2.37%        September 2002        815.28       -17.63%
December 1992         435.71         4.29%        --------------------------------------------
March 1993            451.67         3.66%
June 1993             450.53        -0.25%
September 1993        458.93         1.86%
December 1993         466.45         1.64%
March 1994            445.77        -4.43%
June 1994             444.27        -0.34%
September 1994        462.71         4.15%
December 1994         459.27        -0.74%
March 1995            500.71         9.02%        --------------------------------------------
June 1995             544.75         8.80%
September 1995        584.41         7.28%        Total Periods                          131
December 1995         615.93         5.39%
March 1996             645.5         4.80%        Total Periods with a quarterly
June 1996             670.63         3.89%          increase greater than 10%             15
September 1996        687.31         2.49%
December 1996         740.74         7.77%        --------------------------------------------
March 1997            757.12         2.21%
June 1997             885.14        16.91%
September 1997        947.28         7.02%
December 1997         970.43         2.44%
March 1998           1101.75        13.53%
June 1998            1133.84         2.91%
September 1998       1017.01       -10.30%
December 1998        1229.23        20.87%
March 1999           1286.37         4.65%
June 1999            1372.71         6.71%
September 1999       1282.71        -6.56%
December 1999        1469.25        14.54%
--------------------------------------------